EXHIBIT 5


                                 BAKER & DANIELS
                            300 NORTH MERIDIAN STREET
                                   SUITE 2700
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 237-0300


May 30, 2003


Emmis Communications Corporation
40 Monument Circle
Suite 700
Indianapolis, Indiana  46204

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Emmis Communications Corporation, an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering the offer and sale of up to 500,000 shares of the Company's Class A Common Stock, $0.01 par value (the "Shares") pursuant to the Emmis Operating Company 401(k) Plan and the Emmis Operating Company 401(k) Plan Two (collectively, the "Plans").

         In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement shall have become effective and the Shares have been issued in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.

         Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                                              Very truly yours,

                                                             /s/ BAKER & DANIELS